NAREIT Investor Presentation June 2020 Exhibit 99.1

Q2 2020 Update

IMPACT OF STATES REOPENING

Spirit's top states reopened to positive trends with a rebound in demand in select industries

PERCENTAGE OF 2019 OPEN TABLE RESERVATIONS



40 %
30 %
20 %
10 %
0 %
16-Apr
30-Apr
14-May
28-May

MOBILITY AT RETAIL AND RECREATION SITES



120 %
100 %
80 %
60 %
40 %
20 %
5-Week Baseline from Jan 3rd to Feb 6th
21-Feb
22-Mar
21-Apr
21-May

PERCENTAGE OF 2019 ANNUAL AVERAGE OF DAILY MILES TRAVELLED



160 %
140 %
120 %
100 %
80 %
60 %
40 %
2019 Average
24-Feb
24-Mar
24-Apr
24-May

Texas Florida Georgia

"While we do not have the final results for April, I am very encouraged with the positive trends that we saw, and we expect the results to be positive as well."

- Marcus Lemonis, Camping World CEO, *May 7, 2020*

"The week after the stimulus was better than the week of the stimulus. And then 2 weeks after it was better than 1 week after. So we are seeing that sequential improvement. And I think it's more to do with the gradual relaxing of shelter-in-place orders."

- Thomas Greco, Advanced Auto CEO, *May 19, 2020*

"In our early results, we are seeing very strong demand at HomeGoods and in our home categories across all of our banners, in addition to a couple of other categories."

- Ernie L. Herrman, TJX Companies, Inc. CEO, *May 21, 2020*

Source: Open Table, Google Data, Geopath (originally the Traffic Audit Bureau for Media Measurement Incorporated) and earnings transcripts.
Note: Results in states that recently reopened may not be indicative of results that may occur in other states. Reservations, mobility and traffic patterns in the identified states may not be indicative of reservations, mobility and traffic patterns that may occur in other states or the ability or willingness of our tenants in such states to pay rent on a timely basis or at all.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

3

Miles traveled April vs. may 2020 Source: Geopath (originally the Traffic Audit Bureau for Media Measurement Incorporated). Note: Traffic patterns may not be indicative of the ability or willingness of our tenants in such states to pay rent on a timely basis or at all. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Spirit Update - April 13, 2020 When Spirit provided the April update, traffic patterns were broadly negative across most states Currently, traffic count is flat to positive on average where Spirit’s tenants operate % Change in Miles Traveled from 2019 +100% -100% 0% May 24, 2020 % Change in Miles Traveled from 2019 As a percentage of April and May Base Rent % Change in Miles Traveled from 2019 +100% -100% 0%

April and may tenant update Note: All tenant updates are based on available information as of May 28, 2020. 1Including mortgage payments, income collected was 74% and 66% for April and May, respectively, as of May 28, 2020. 2Represents percentage of April and May Base Rent received. 3Includes one tenant that had a partial deferral on 25% of its rent in May. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Spirit collected 73% of April Base Rent1 65% of May Base Rent (May 28)1 79%2 79%2 of Spirit’s top 10 tenants paid April Base Rent, representing 90.3% of top 10 tenant rent 9 of Spirit’s top 10 tenants paid May Base Rent, representing 68.6% of top 10 tenant rent 7 of Spirit’s top 20 tenants paid April Base Rent, representing 86.1% of top 20 tenant rent 17 of Spirit’s top 20 tenants paid May Base Rent, representing 72.2% of top 20 tenant rent3 15 By April 28th, Spirit had collected 67% of April Base Rent; Spirit anticipates additional collection for May Top 10 Tenants Top 20 Tenants

Quarter-to-date rent collection Deferrals20.6% 1.1% Expected Deferrals4.1% Other24.3% Bankruptcy0.5% Measured approach to deferral requests Approved deferral periods ranging from 1-6 months, average deferral period of 2.7 months 9.3% of Base Rent paid April and deferred May; 2.2% of Base Rent deferred April and paid May Average payback is 11.2 months starting October 2020 Received extended lease term for all abated rent Note: All tenant updates are based on available information as of May 28, 2020. 1Not inclusive of all deferral negotiations ongoing. 2Other includes tenants where no resolution has been reached as of May 28, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

RENT COLLECTION BY OWNERSHIP TYPE

Publicly owned and investment grade tenants outperformed

	% Base Rent[1]	April Collection[2]	May Collection[2] (As of May 28)	April & May Collection[2]
Retail	**80.7 %**	**68.2 %**	**58.6 %**	**63.4 %**
Public	46.4 %	79.9 %	77.5 %	78.7 %
Private Equity	28.5 %	58.3 %	32.1 %	45.2 %
Other	25.1 %	57.7 %	53.7 %	55.7 %
Actual IG	21.0 %	100.0 %	97.1 %	98.5 %
Non IG	79.0 %	59.7 %	48.4 %	54.1 %
Industrial	**11.6 %**	**94.6 %**	**96.8 %**	**95.7 %**
Public	63.0 %	100.0 %	100.0 %	100.0 %
Private Equity	31.5 %	86.9 %	94.7 %	90.9 %
Other	5.5 %	74.6 %	74.6 %	74.6 %
Actual IG	23.0 %	100.0 %	100.0 %	100.0 %
Non IG	77.0 %	93.1 %	95.9 %	94.4 %
Office & Other	**7.7 %**	**96.0 %**	**89.2 %**	**92.6 %**
Public	51.0 %	96.5 %	100.0 %	98.2 %
Private Equity	15.4 %	100.0 %	100.0 %	100.0 %
Other	33.6 %	93.3 %	68.2 %	80.7 %
Actual IG	47.5 %	100.0 %	100.0 %	100.0 %
Non IG	52.5 %	92.3 %	79.5 %	69.4 %
Total	**100.0 %**	**73.4 %**	**65.3 %**	**69.4 %**
Public	48.7 %	84.4 %	82.6 %	83.5 %
Private Equity	27.8 %	63.7 %	43.3 %	53.5 %
Other	23.5 %	62.1 %	55.9 %	59.0 %
Actual IG	23.2 %	100.0 %	97.9 %	98.9 %
Non IG	76.8 %	65.4 %	55.4 %	60.4 %

Note: Investment grade ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody's are used. Publicly owned represents ownership of our tenants or their affiliated companies. Non investment grade includes equivalent ratings, if available, based on shadow ratings from Moody's.

[1]Represents percentage of Base Rents for April and May combined.

[2]Represents percentage of total Base Rent for such period and such ownership category collected. Percentages may include immaterial rounding in certain instances.

Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

7

RENT COLLECTION BY INDUSTRY

INDUSTRY	% Base Rent[1]	% April Collected[2]	% May Collected[2] As of May 28	% of April & May Collected[2]	% of April & May Deferred[2]
Convenience Stores	8.4 %	85.4 %	85.4 %	85.4 %	0.0 %
Health and Fitness	7.3 %	44.6 %	1.5 %	23.0 %	41.2 %
Restaurants - Quick Service	7.0 %	94.6 %	55.3 %	74.9 %	22.2 %
Restaurants - Casual Dining	6.2 %	28.4 %	41.7 %	35.0 %	37.1 %
Movie Theaters	5.6 %	20.8 %	2.0 %	11.4 %	72.9 %
Drug Stores / Pharmacies	5.0 %	100.0 %	100.0 %	100.0 %	0.0 %
Entertainment	3.7 %	12.7 %	12.7 %	12.7 %	84.6 %
Grocery	3.6 %	100.0 %	100.0 %	100.0 %	0.0 %
Car Washes	3.4 %	64.0 %	64.0 %	64.0 %	36.0 %
Dealerships	3.2 %	100.0 %	100.0 %	100.0 %	0.0 %
Home Improvement	3.1 %	100.0 %	97.4 %	98.7 %	1.3 %
Dollar Stores	3.1 %	100.0 %	99.3 %	99.7 %	0.0 %
Home Décor	2.7 %	16.1 %	2.6 %	9.3 %	85.9 %
Specialty Retail	2.5 %	86.4 %	84.5 %	85.5 %	0.0 %
Warehouse Club and Supercenters	2.4 %	100.0 %	100.0 %	100.0 %	0.0 %
Automotive Service	2.3 %	47.8 %	53.7 %	50.8 %	6.6 %
Department Stores	2.0 %	84.5 %	66.6 %	75.5 %	13.8 %
Home Furnishings	1.9 %	56.6 %	7.0 %	31.8 %	43.2 %
Education	1.7 %	13.7 %	28.1 %	20.9 %	74.4 %
Sporting Goods	1.6 %	96.4 %	92.9 %	94.7 %	0.0 %
Automotive Parts	1.2 %	100.0 %	100.0 %	100.0 %	0.0 %
Office Supplies	0.8 %	91.0 %	91.0 %	91.0 %	0.0 %
Other	0.6 %	99.0 %	92.7 %	95.9 %	4.1 %
Medical Office	0.6 %	100.0 %	100.0 %	100.0 %	0.0 %
Pet Supplies & Service	0.5 %	100.0 %	92.9 %	96.4 %	0.0 %
Apparel	0.3 %	48.0 %	31.9 %	40.0 %	0.0 %
RETAIL	**80.7 %**	**68.2 %**	**58.6 %**	**63.4 %**	**25.0 %**
Distribution	7.6 %	97.9 %	97.8 %	97.9 %	0.0 %
Manufacturing	4.0 %	88.0 %	95.1 %	91.6 %	8.4 %
INDUSTRIAL	**11.6 %**	**94.6 %**	**96.8 %**	**95.7 %**	**2.9 %**
Professional Office	3.1 %	95.6 %	100.0 %	97.7 %	2.2 %
Medical Office	2.6 %	93.4 %	93.3 %	93.3 %	0.0 %
Data Center	1.3 %	100.0 %	100.0 %	100.0 %	0.0 %
Hotel	0.7 %	100.0 %	0.0 %	50.0 %	0.0 %
OFFICE & OTHER	**7.7 %**	**96.0 %**	**89.2 %**	**92.6 %**	**0.9 %**
TOTAL	**100.0 %**	**73.4 %**	**65.3 %**	**69.4 %**	**20.6 %**

[1]Represents Base Rents for April and May combined.
[2]Represents percentage of total Base Rent for such period and such industry collected and deferred. Percentages may include immaterial rounding in certain instances.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

8

Spirit’s exposure to states that are opening Source: New York Times and CDC data as of May 28, 2020. Note: A state is categorized as “open” once its stay-at-home order lifts, or once reopening is permitted in at least one major sector (restaurants, retail stores, personal care businesses), or once reopening is permitted in a combination of smaller sectors. A state is categorized as “regional reopening” if, by and large, the governor permits certain counties or regions to open while others remain closed. A state categorized as "open" or “regional reopening” may not permit the business of all of our tenants in such state, and restrictions on such tenants and their ability to operate their business may continue to be significant. That our tenants operate in a state categorized as "open" or “regional reopening” may not be indicative of the ability or willingness of such tenants to pay rent on a timely basis or at all. 1Percentages based on April and May Base Rent. *Less that 0.1%. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Steadily increasing number of states are reopening % of Base Rent1 State VI 0.1% SD 0.1% DE 0.1% VT * NE 0.4% IA 0.4% ND 0.3% RI 0.3% WY 0.1% ME 0.5% OR 0.4% WV 0.4% MT 0.4% MA 0.4% ID 0.9% KS 0.9% CT 0.8% WI 0.8% WA 0.7% UT 1.3% LA 1.2% PA 1.2% AK 1.1% NH 1.1% OK 1.6% MS 1.6% KY 1.6% AR 1.6% NJ 1.4% AL 2.5% MN 2.3% CO 2.3% NM 1.8% IN 1.7% SC 2.8% MO 2.7% NC 2.6% VA 2.6% MD 2.5% TN 4.2% IL 3.8% MI 3.6% NY 3.6% AZ 3.1% TX 11.6% FL 7.7% GA 6.6% OH 5.5% CA 4.7% Open States % of Base Rent1 – 70.9% % Total Cases – 42.5% Reopening Soon Regional Open 8.1% % of Base Rent 40.4% % Total Cases Northeast 28.1% % of Base Rent 10.9% % Total Cases Southeast 13.9% % of Base Rent 12.7% % Total Cases Mid-Atlantic 13.2% % of Base Rent 9.8% % Total Cases Pacific Southwest 3.6% % of Base Rent 1.8% % Total Cases Pacific Northwest 16.0% % of Base Rent 6.5% % Total Cases Southwest 17.0% % of Base Rent 17.9% % Total Cases Midwest

PROPERTY STATUS BY INDUSTRY

INDUSTRY	April 13, 2020			May 28, 2020			Open and Partially Open % Change from April 13, 2020
	Fully Open	Partially Open	Closed	Fully Open	Partially Open	Closed	
Convenience Stores	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Health and Fitness	1.9 %	0.0 %	98.1 %	40.5 %	0.0 %	59.5 %	38.6 %
Restaurants - Quick Service	0.1 %	99.9 %	0.0 %	3.0 %	97.0 %	0.0 %	0.0 %
Restaurants - Casual Dining	16.2 %	47.6 %	36.2 %	43.7 %	40.1 %	16.2 %	20.0 %
Movie Theaters	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %
Drug Stores / Pharmacies	98.5 %	1.5 %	0.0 %	98.5 %	1.5 %	0.0 %	0.0 %
Entertainment	12.7 %	0.0 %	87.3 %	19.7 %	0.0 %	80.3 %	7.0 %
Grocery	98.9 %	1.1 %	0.0 %	98.9 %	1.1 %	0.0 %	0.0 %
Car Washes	64.0 %	0.0 %	36.0 %	100.0 %	0.0 %	0.0 %	36.0 %
Dealerships	86.9 %	0.0 %	13.1 %	100.0 %	0.0 %	0.0 %	13.1 %
Home Improvement	97.4 %	0.0 %	2.6 %	100.0 %	0.0 %	0.0 %	2.6 %
Dollar Stores	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Home Décor	18.9 %	1.6 %	79.5 %	92.7 %	7.3 %	0.0 %	79.5 %
Specialty Retail	89.5 %	0.0 %	10.5 %	100.0 %	0.0 %	0.0 %	10.5 %
Warehouse Club and Supercenters	92.7 %	0.0 %	7.3 %	100.0 %	0.0 %	0.0 %	7.3 %
Automotive Service	96.8 %	0.0 %	3.2 %	100.0 %	0.0 %	0.0 %	3.2 %
Department Stores	5.9 %	2.8 %	91.3 %	86.8 %	11.2 %	2.0 %	89.3 %
Home Furnishings	51.8 %	0.4 %	47.8 %	99.6 %	0.4 %	0.0 %	47.8 %
Education	94.0 %	0.0 %	6.0 %	100.0 %	0.0 %	0.0 %	6.0 %
Sporting Goods	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Automotive Parts	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Office Supplies	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Other	83.1 %	2.3 %	14.6 %	83.1 %	14.3 %	2.6 %	12.0 %
Medical Office	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Pet Supplies & Service	70.5 %	16.8 %	12.7 %	100.0 %	0.0 %	0.0 %	12.7 %
Apparel	20.7 %	7.1 %	72.2 %	72.6 %	27.4 %	0.0 %	72.2 %
RETAIL	**55.3 %**	**12.7 %**	**32.0 %**	**70.4 %**	**12.3 %**	**17.3 %**	**14.7 %**
Distribution	92.2 %	0.0 %	7.8 %	100.0 %	0.0 %	0.0 %	7.8 %
Manufacturing	95.1 %	0.0 %	4.9 %	100.0 %	0.0 %	0.0 %	4.9 %
INDUSTRIAL	**93.2 %**	**0.0 %**	**6.8 %**	**100.0 %**	**0.0 %**	**0.0 %**	**6.8 %**
Professional Office	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Medical Office	93.3 %	0.0 %	6.7 %	93.3 %	0.0 %	6.7 %	0.0 %
Data Center	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
Hotel	100.0 %	0.0 %	0.0 %	100.0 %	0.0 %	0.0 %	0.0 %
OFFICE & OTHER	**97.7 %**	**0.0 %**	**2.3 %**	**97.7 %**	**0.0 %**	**2.3 %**	**0.0 %**
TOTAL	**62.9 %**	**10.2 %**	**26.9 %**	**75.8 %**	**10.0 %**	**14.2 %**	**12.6 %**

Note: Represents percentage of Base Rent from such industry where the property is considered "fully open" or "partially open." A property is considered fully open when inside sales exist. It is considered partially open if sales are limited to outside of the store (i.e. curbside, drive-thru or takeout). Percentages may include immaterial rounding in certain instances.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements.

10

Industries most challenged due to covid-19 U.S. Virgin Islands Top 10 States % of Total Movie Theatres2 GA 25.9 % MN 21.3 % CA 18.0 % FL 5.9 % MD 4.3 % AZ 4.2 % NC 4.2 % SC 4.1 % IN 4.0 % VA 2.3 % Total 94.2 % U.S. Virgin Islands U.S. Virgin Islands Top 10 States % of Total Health & Fitness2 AK 13.4 % NM 9.9 % TX 8.0 % CA 7.7 % OH 7.2 % MI 7.1 % IL 6.5 % VA 6.3 % ID 5.6 % TN 5.2 % Total 76.9 % Top 10 States % of Total Entertainment2 TX 37.3 % FL 17.4 % LA 13.1 % IL 6.7 % AZ 4.3 % AR 4.1 % OH 3.2 % TN 2.8 % CA 2.7 % IN 2.4 % Total 94.0% 1Represents Base Rents for April and May combined. 2Represent Base Rent for April and May combined within select industry. Percentages may include immaterial rounding in certain instances. 3Other includes concepts less than 0.3% of Base Rent (Vasa Fitness, In-Shape, Planet Fitness, Mountainside Fitness, StaFIT, ATC Fitness and Gold’s Gym). Please see Appendix at the back of this presentation for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Movie Theatres Health and Fitness Entertainment 5.6% Base Rent1 7.3% Base Rent1 3.7% Base Rent1

Q1 2020 Recap

Q1 2020 highlights Note: Data is as of or for the quarter ended March 31, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Net loss per share of $(0.18), FFO per share of $0.72 and AFFO per share of $0.78 Operational Performance: Occupancy of 99.4%, Lost Rent of 0.6% and Property Cost Leakage of 2.4% Invested $213.4M, including $205.9M for the acquisition of 27 properties, and Generated gross proceeds of $15.7M on the sale of 7 properties Generated gross proceeds of $17.9M through the issuance of 0.4M shares of common stock Ending Corporate Liquidity of $516.7M and Adjusted Debt / Annualized Adjusted EBITDAre of 5.3x

Q1 2020 Overview 1As a percentage of Contractual Rent. Note: Data is as of or for the quarter ended March 31, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Portfolio Data Operational Data Balance Sheet Data $476.4M 1,772 Owned Properties 298 Tenants 28 Retail Industries 36% Top 10 Tenant Concentration1 BBB S&P BBB Fitch 22% Investment Grade Rated Baa3 Moody’s 0.9% / 1.3% Forward 12 Month Lease Escalations / Forward Same Store Sales Annualized Contractual Rent Top 20 Tenant Concentration1 10.0 yrs Weighted Average Remaining Lease Term 5.3x Adjusted Debt / Annualized Adjusted EBITDAre 4.4x Fixed Charge Coverage Ratio Concepts 258 48 States Real Estate Investments $6.3B 35.8M Occupied Square Feet 99.4% Occupancy 0.6% Lost Rent 2.4% Property Cost Leakage 93% Rent from Unencumbered Assets1 Unencumbered Assets / Unsecured Debt 2.5x

NET INVESTMENT ACTIVITY

$ IN THOUSANDS



Investments (Gross Investment)
Dispositions (Gross Proceeds)
Investment Activity (in $000's)
$292,859
$130,601
$276,509
$68,110
$589,558
$23,834
$213,442
$15,680
Q2 2019
Q3 2019
Q4 2019
Q1 2020

Activity (in $000's)	Q2 2019	Q3 2019	Q4 2019	Q1 2020	TTM
Acquisitions:					
Number of Transactions	9	7	8	8	32
Number of Properties	104	69	139	27	339
Gross Investment	$286,850	$270,622	$574,808	$205,863	$1,338,143
Initial Cash Yield	6.84%	6.82%	7.55%	6.47%	7.08%
Economic Yield	7.85%	7.61%	8.18%	7.41%	7.87%
Weighted Avg. Lease Term (Years)	15.6	13.7	9.8	14.7	12.6
Revenue Producing Capital Expenditures:					
Gross Investment	$6,009	$5,887	$14,750	$7,579	$34,225
Initial Cash Yield	7.73%	8.08%	7.68%	7.27%	7.67%
Total Gross Investment	$292,859	$276,509	$589,558	$213,442	$1,372,368
Total Investment Cash Yield	6.85%	6.84%	7.55%	6.50%	7.10%
Dispositions:					
Number of Leased Properties [1]	8	8	4	4	24
Number of Vacant Properties	10	1	7	3	21
Real Estate Investment	$113,388	$50,698	$43,252	$18,337	$225,675
Gross Proceeds	$130,601	$68,110	$23,834	$15,680	$238,225
Capitalization Rate [2]	7.20%	6.05%	8.73%	9.38%	6.97%

Q1 2020 Acquisitions

Asset Type and Tenant Industries[3]



Warehouse Club and Supercenters 5.5%
Car Washes 4.9%
Automotive Parts 22.7%
Dealerships 11.3%
Retail 21.7%
Office 3.9%
Industrial 74.4%
Other 7.0%
Office Supplies 48.6%

- $13.3M of Annualized Contractual Rent
- 1.9% Average Annual Escalators
- 82.4% of acquisitions are new tenants

[1]Q4 2019 includes one multi-tenant property where a stand-alone occupied building on the property was retained.
[2]Capitalization rates are calculated based only on income producing properties.
[3]Percentages based on Gross Investment.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

15

Tenant Concept Number of Properties Percent of Contractual Rent Church's Chicken 167 2.8% Home Depot 7 2.4% Walgreens 36 2.3% Circle K 77 2.3% GPM Investments, LLC 113 2.1% At Home 12 2.1% Dollar Tree / Family Dollar 106 2.0% CVS 34 1.9% Life Time Fitness 5 1.9% Party City 3 1.7% BJ's Wholesale Club 6 1.7% CarMax 7 1.6% Bank of America 2 1.6% LA Fitness 8 1.4% Kohl’s 11 1.4% Main Event 8 1.4% Ferguson Enterprises 7 1.4% United Supermarkets 15 1.3% Sportsman’s Warehouse 10 1.3% Mac Papers 14 1.3% Total Top 20 648 35.9% Top 20 Tenants Asset Types and Tenant Industries1 RETAIL 81.2% INDUSTRIAL Top Tenancy and Portfolio Mix 1Percentages based on Contractual Rent. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. 11.2% 7.4% Distribution 3.8% Manufacturing OFFICE & OTHER 7.6% 3.1% Professional 2.6% Medical 1.3% Data Center 0.6% Hotel

Portfolio Health Note: Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody’s are used. Equivalent ratings, if available, based on shadow ratings from Moody’s are used if actuals are not available. Publicly owned represents ownership of our tenants or their affiliated companies. Percents are weighted by Contractual Rent. 1: Represents corporate level reporting of revenues of our tenants or their affiliated companies; excludes non-reporting tenants. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Actual Investment Grade Rated 22.9% 40.9% Actual & Equivalent Investment Grade Rated 49.8% Unit Reporting 93.5% Corporate Reporting Combined Unit Level and Corporate Coverage 2.7x Weighted Average Unit Level Coverage 2.6x Other 24.2% Publicly Owned 48.1% Private Equity Owned 27.7% % of Contractual Rent from Reporting Tenants

Granular and Liquid Portfolio Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Properties by Real Estate Investment Properties by Building Square Footage Properties by Annualized Contractual Rent Median: 6.5K Median: $127.8K Median: $1.7M

Fortress Balance Sheet 1Based on balance sheet as of May 28, 2020. 2Based on the share price of $26.15 as of March 31, 2020 and the total outstanding shares of 102,608,406 as of March 31, 2020, which excludes 0.3 million unvested restricted shares. 3Based on stock price of $29.75 as of May 28, 2020 and most recent annualized dividend payment. Future dividends, if any, will be at the discretion of the board of directors of Spirit. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and Non-GAAP Reconciliations. Unsecured Note Covenant Compliance Requirement Q1 2020 Total Debt to Total Assets < 60% 37.7% Total Secured Debt to Total Assets < 40% 3.2% Fixed Charge Coverage Ratio > 1.5x 4.8x Total Unencumbered Assets to Total Unsecured Debt > 1.5x 2.6x Well Staggered Debt Maturities1 ($ in Millions) Credit Ratios 5.3x Adj. Debt/Ann. Adj. EBITDAre 4.4x Fixed Charge Coverage Ratio $822.6M Corporate Liquidity1 $2.7B Common Market Equity2 8.4% Dividend Yield3 Market Metrics 5.7x Adj. Debt + Preferred / Ann. Adj. EBITDAre 93% % Real Estate Investment Unencumbered 8.5% Secured Debt / Total Debt

Spirit’s Platform

Investment Thesis High-quality Portfolio Defined and Disciplined Investment Strategy Outstanding People Strong Operating Systems Fortress Balance Sheet Competitive Cost of Capital Predictable Earnings and Dividend Growth

Spirit’s platform Integrated approach optimizing existing portfolio and scalable underwriting systems Harnessing Data Through Technology Proprietary Portfolio Tools Organizational Structure Spirit’s Underwriting Approach

HARNESSING DATA THROUGH TECHNOLOGY

Strategic opportunities ⟷ **Long-term shareholder return**

Sourcing and underwriting

- Information uploaded to system
- Property ranking characteristics visualization
- Portfolio impact visualization
- Notifications to various stakeholders

Closing

- Tracks key transaction milestones including:
  - Lease and PSA negotiations
  - Legal due diligence
  - Closing mechanics
- Document management and searchability

Monitoring and CRM

- Tenant credit monitoring
- Relationship management tool for future opportunities
- Robust dashboards meeting various department needs

Targeted	**$1.4B**	**$6.3B**
Opportunity set	TTM Investments[1]	Real estate portfolio as of March 31, 2020

Integrated tools that streamline key processes for acquisitions, monitoring and relationships

[1]For the twelve months ended March 31, 2020.

23

Proprietary portfolio tools Power BI Heat Map Efficient Frontier Return Framework Property Ranking Model Industry relevance Risk framework Economic capitalization rates Sharpe ratio Investment in category Risk return analysis Residual value Level setting capital decisions Research Credit and Underwriting Research Asset Management Asset Management Technology Research Acquisitions Credit and Underwriting What is it solving for Controlling team Tool

Credit and Research have a powerful and independent voice, allowing for unbiased and insightful recommendations on all investment decisions ORGANIZATIONAL STRUCTURE Legal Property Management Acquisitions Asset Management Credit and Underwriting and Research Finance and Accounting Pipeline Acquisitions Pre-Screen Acquisitions, Credit and Underwriting, Asset Management and Research Investment Committee Acquisitions, Legal, Research, Credit and Underwriting, Asset Management and Accounting Closing Legal and Asset Management Acquisitions Direct deals (existing tenants and new relationships) | Broker deals Asset Management Direct deals (existing tenants) Leadership Team Direct deals (new relationships) Integrated sourcing effort across Asset Management, Acquisitions and Leadership Team

Spirit’s underwriting approach Industry Relevance SWOT Analysis Porter’s 5 Forces Total addressable market Industry lifecycle Revenue & profit volatility through lifecycles Tenant Underwriting Operation analysis: earnings potential, cash flow, historical trends, coverage Balance sheet analysis: leverage, FCCR, tangible net worth Other: comparison to industry average/ownership, regulatory exposure, ESG Real Estate Residual value analysis Replacement rent Real estate ranking Property ranking model

CORPORATE RESPONSIBILITY Environmental Responsibility Social Responsibility Corporate Governance E Spirit is committed to investing responsibly, managing environmental risks and reducing our environmental footprint “Think Green” subcommittee. Focuses on making environmentally smart choices to reduce our environmental footprint Energy consumption. Use automatic lighting and ENERGY STAR certified products at headquarters Investor meetings. Use iPads at meetings rather than printed documents Pre-acquisition diligence. Considers environmental risks and obtains a Phase I site assessment when evaluating new investments Risk management. Spirit maintains comprehensive pollution insurance coverage for all properties and requires remediation of any environmental issues prior to acquisition; all leases include environmental provisions We are “All One Team” Diversity and Inclusion. Provides equal employment opportunity to all individuals and seeks to cultivate an inclusive culture Energy consumption. Implements numerous wellness initiatives such as an annual health and wellness challenge, wellness screenings and guided meditation sessions We are committed to being good corporate citizens Spirit One Committee. Employee group dedicated to organizing civic involvement for employees with non-profit organizations and charitable donations Employee gift matching program. Matches charitable contributions made by employees to eligible organizations We are subject to a Code of Business Ethics Labor. Committed to compensating employees at competitive rates Health and safety. Encourages dialogue with employees about occupational health, safety, and environmental concerns S G Our Board maintains a diversity of perspectives that supports the oversight of the Company’s ongoing strategic objectives 8 of 9 are independent Independent Chairman of the Board Annual elections for all directors Majority voting standard Third-party annual board evaluations Conduct annual CEO performance reviews All committees are independent Committee chair rotation Opted out of Maryland Unsolicited Takeover Act 50% shareholder threshold to amend bylaws No poison pill Plurality voting standard in contested elections Minimum stock ownership requirements Clawback policy Anti-hedging/pledging policy

Financial Statements and Non-GAAP Reconciliations

(Unaudited) March 31, 2020 March 31, 2019 December 31, 2019 December 31, 2018 Assets Real estate investments: Land and improvements $ 1,929,589 $ 1,910,287 Buildings and improvements 3,953,335 3,840,220 Total real estate investments 5,882,924 5,750,507 Less: accumulated depreciation (736,394) (717,097) 5,146,530 5,033,410 Loans receivable, net 30,849 34,465 Intangible lease assets, net 381,398 385,079 Real estate assets under direct financing leases, net 7,300 14,465 Real estate assets held for sale, net 3,126 1,144 Net investments 5,569,203 5,468,563 Cash and cash equivalents 216,692 14,492 Deferred costs and other assets, net 123,674 124,006 Goodwill 225,600 225,600 Total assets $ 6,135,169 $ 5,832,661 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities $ 500,000 $ 116,500 Senior Unsecured Notes, net 1,484,473 1,484,066 Mortgages and notes payable, net 215,186 216,049 Convertible Notes, net 337,921 336,402 Total debt, net 2,537,580 2,153,017 Intangible lease liabilities, net 124,097 127,335 Accounts payable, accrued expenses and other liabilities 124,084 139,060 Total liabilities 2,785,761 2,419,412 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both March 31, 2020 and December 31, 2019 166,177 166,177 Common stock, $0.05 par value, 175,000,000 shares authorized: 102,942,162 and 102,476,152 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively 5,147 5,124 Capital in excess of common stock par value 5,707,271 5,686,247 Accumulated deficit (2,518,428) (2,432,838) Accumulated other comprehensive loss (10,759) (11,461) Total stockholders’ equity 3,349,408 3,413,249 Total liabilities and stockholders’ equity $ 6,135,169 $ 5,832,661 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS

(Unaudited) Three Months Ended March 31, Three Months Ended March 31, 2020 2019 2019 2018 Revenues: Rental income 1 $ 104,067 121,363 $ 98,236 104,067 Interest income on loans receivable 986 419 294 986 Earned income from direct financing leases 396 177 465 396 Related party fee income 6,927 250 2,219 6,927 Other income 217 511 1,245 217 Total revenues 112,593 122,720 102,459 112,593 Expenses: General and administrative 13,490 13,181 Property costs (including reimbursable) 5,936 5,154 Deal pursuit costs 1,019 71 Interest 25,359 26,611 Depreciation and amortization 52,236 41,349 Impairments 40,774 3,692 Total expenses 138,814 90,058 Other income: Gain on debt extinguishment — 8,783 Gain on disposition of assets 388 8,730 Preferred dividend income from SMTA — 3,750 Total other income 388 21,263 (Loss) income before income tax expense (15,706) 43,798 Income tax expense (141) (220) Net (loss) income (15,847) 43,578 Dividends paid to preferred shareholders (2,588) (2,588) Net (loss) income attributable to common stockholders $ (18,435) $ 40,990 CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three months ended March 31, 2020, rental income included $117.3 million of base cash rent and $3.1 million of tenant reimbursable income. For the three months ended March 31, 2019, rental income included $96.6 million of base cash rent and $3.5 million of tenant reimbursable income.

1Weighted average shares of common stock for non-GAAP measures includes unvested market-based awards for the three months ended March 31, 2020, which are dilutive for the non-GAAP calculations. Dividends paid and undistributed earnings allocated to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted: Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.  (Unaudited)   Three Months Ended March 31,     2020   2019   Net (loss) income attributable to common stockholders   $ (18,435)   $ 40,990   Portfolio depreciation and amortization   52,091   41,207   Portfolio impairments 40,774 3,692 Gain on disposition of assets   (388)  (8,730)  FFO attributable to common stockholders   $ 74,042   $ 77,159   Gain on debt extinguishment — (8,783) Deal pursuit costs 1,019 71 Non-cash interest expense 3,068 4,737 Accrued interest and fees on defaulted loans — 285 Straight-line rent, net of related bad debt expense (1,094) (2,907) Other amortization and non-cash charges 37 (325) Non-cash compensation expense 3,451 3,578 AFFO attributable to common stockholders   $ 80,523   $ 73,815   Dividends declared to common stockholders $ 64,338 $ 54,257 Dividends declared as a percent of AFFO 80% 74% Net (loss) income per share of common stock – Basic $ (0.18) $ 0.48 Net (loss) income per share of common stock – Diluted $ (0.18) $ 0.48 FFO per share of common stock – Diluted 1 $ 0.72 $ 0.90 AFFO per share of common stock – Diluted 1 $ $ 0.78 $ 0.86 Weighted average shares of common stock outstanding – Basic 102,230,147 85,497,093 Weighted average shares of common stock outstanding – Diluted 102,230,147 85,504,897 Weighted average shares of common stock outstanding for non-GAAP measures – Diluted 102,607,596 85,504,897 3 Mo. Ended 03/31/2020 3 Mo. Ended 3/31/2019 FFO $0.2 million $0.3 million AFFO $0.3 million $0.4 million FUNDS AND ADJUSTED FUNDS FROM OPERATIONS $ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

OTHER NON-GAAP RECONCILIATIONS

$ IN THOUSANDS

Adjusted Debt		Q1 2020
2019 Credit Facility	$	500,000
Senior Unsecured Notes, net		1,484,473
Mortgages and notes payable, net		215,186
Convertible Notes, net		337,921
Total debt, net		2,537,580
Unamortized debt discount, net		8,047
Unamortized deferred financing costs		16,693
Cash and cash equivalents		(216,692)
Restricted cash balances held for the benefit of lenders		(11,705)
Adjusted Debt		2,333,923
Preferred Stock at liquidation value		172,500
Adjusted Debt + Preferred Stock	$	2,506,423

Annualized Adjusted EBITDAre		Q1 2020
Net loss	$	(15,847)
Interest		25,359
Depreciation and amortization		52,236
Income tax expense		141
Gain on disposition of assets		(388)
Portfolio impairments		40,774
EBITDAre		102,275
Adjustments to revenue producing acquisitions and dispositions		1,967
Deal pursuit costs		1,019
Adjusted EBITDAre		105,261
Adjustments for bad debt expense related to straight-line rent [1]		4,006
Other adjustments for Annualized EBITDAre [2]		907
Annualized Adjusted EBITDAre	$	440,696

Adjusted Debt / Annualized Adjusted EBITDAre	5.3X
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre	5.7X

Fixed Charge Coverage Ratio (FCCR)		Q1 2020
Annualized Adjusted EBITDAre	$	440,696
Interest expense		25,359
Less: Non-cash interest		(3,068)
Preferred Stock dividends		2,588
Fixed charges	$	24,879
Annualized fixed charges	$	99,516
FCCR		4.4x

Annualized Adjusted Cash NOI		Q1 2020
Adjusted EBITDAre	$	105,261
General and administrative		13,490
Adjusted NOI		118,751
Straight-line rental revenue, net		(1,094)
Other amortization and non-cash charges		37
Adjusted Cash NOI	$	117,694
Annualized Adjusted NOI	$	475,004
Annualized Adjusted Cash NOI	$	470,776

[1]Adjustment relates to $4.2 million of bad debt expense on straight-line rent receivable balances, where only $0.2 million of the expense relates to straight-line rent that would have been recognized during the three months ended March 31, 2020. As such, annualization of the $4.0 million of bad debt expense related to straight-line rental revenue recognized in previous periods would not be appropriate.
[2]Adjustments are comprised of certain other income and other expenses where annualization would not be appropriate.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

32

DEBT SUMMARY AND MARKET CAPITALIZATION

$ IN THOUSANDS

	March 31, 2020	Interest Rate	Weighted Avg. Years to Maturity
Total Debt:			
Credit Facility			
2019 Credit Facility[1]	$ 500,000	2.26%	3.0
Convertible Notes			
3.750% Notes due 2021	345,000	3.75%	1.1
Unamortized net discount and deferred financing costs	(7,079)		
Carrying amount	337,921		
Senior Unsecured Notes			
4.450% Notes due 2026	300,000	4.45%	6.5
3.200% Notes due 2027	300,000	3.20%	6.8
4.000% Notes due 2029	400,000	4.00%	9.3
3.400% Notes due 2030	500,000	3.40%	9.8
Unamortized net discount and deferred financing costs	(15,527)		
Carrying amount	1,484,473		
Mortgages Payable[2]			
5 CMBS loans on 88 properties	217,320	5.47%	3.6
Unamortized net premiums and deferred financing costs	(2,134)		
Carrying amount	215,186		
Total Debt, net	$ 2,537,580	3.59%	6.0
Enterprise Value:			
Adjusted Debt	$ 2,333,923		
Preferred stock at liquidation value	172,500		
Common market equity [3]	2,683,210		
Total Enterprise Value	$ 5,189,633		

Enterprise Value (in millions)



$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Adjusted Debt
Preferred market equity
Common Market Equity

Debt Type



Secured 8%
Unsecured 92%

Fixed / Floating Rate Debt



Floating 20%
Fixed 80%

6.0
Weighted Avg. Years to Maturity

$516.7M
Corporate Liquidity

3.59%
Weighted Avg. Interest Rate

$2.7B
Common Market Equity[3]

[1]As of March 31, 2020, $300 million of borrowing capacity was available under the 2019 Credit Facility.
[2]A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
[3]Based on the share price of $26.15 as of March 31, 2020 and the total outstanding shares of 102,608,406 as of March 31, 2020, which excludes 0.3 million unvested restricted shares.
Note: Data is as of March 31, 2020, unless otherwise noted.
Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

33

Net Asset Value (NAV) Components 1Debt principal outstanding of $2,562.3 million comprised of: $500.0 million under the 2019 Credit Facility, $345.0 million of Convertible Notes, $1,500.0 million of Senior Unsecured Notes and $217.3 million of mortgages payable. 2Total outstanding shares as of March 31, 2020, less 0.3 million unvested restricted shares. Note: Data is as of March 31, 2020. Please see Appendix at the back of this presentation for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Common Stock Outstanding 2 102,608,406 Market Value of Real Estate $2.8B Debt and Equity $271.9M Other Assets $124.1M Other Liabilities $476.4M Annualized Contractual Rent $16.9M Net Book Value for Vacant Assets $2.6B Debt Principal1 $172.5M Preferred Equity Liquidation Value $216.7M Cash and Cash Equivalents $11.7M Restricted Cash $30.6M Loan Receivable Principal $12.9M Tangible Other Assets $67.2M Dividends Payable $56.9M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $470.8M Annualized Adjusted Cash NOI

Appendix

NON-GAAP DEFINITIONS AND EXPLANATIONS Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a presentational non-GAAP financial measure. We use FFO as a presentational performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as transactions costs associated with our Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with termination of interest rate swaps, costs associated with performing on a guarantee of a former tenant's debt, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a presentation, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial presentational non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is computed as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairments of depreciated property. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter and for certain items that we believe are not indicative of our core operating performance, such as transactions costs associated with our Spin-Off, debt extinguishment gains (losses), and costs associated with performing on a guarantee of a former tenant's debt. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful presentational measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a presentation, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization charges and non-cash compensation. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial presentational non-GAAP financial disclosure to investors in understanding our financial results.

OTHER DEFINITIONS AND EXPLANATIONS 2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by Contractual Rent. Base Rent represents monthly contractual cash rent, excluding percentage rents, from our owned properties recognized during the month. We use Base Rent to monitor cash collection and to evaluate past due receivables. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. Contractual Rent and Annualized Contractual Rent Contractual rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our owned properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit and portfolio diversification and to manage risk. Annualized Contractual Rent is Contractual Rent multiplied by 12. Convertible Notes are the $345.0 million convertible notes of the Company due in 2021. Corporate Liquidity is comprised of availability under the 2019 Credit Facility and cash and cash equivalents as of the end of the reporting period. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. Forward 12 Month Lease Escalations represents contractual rent escalations as of the end of the reporting period on our owned properties over the forward 12 month period. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, CPI as of the end of the reporting period was used. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. Forward Same Store Sales represents the expected change in Contractual Rent as of the reporting period as compared to the projected Contractual Rent at the end of the next 12 months, using the Forward 12 Month Lease Escalations. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the purchase price of the related property, excluding post closing costs. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K. Lost Rent is calculated by rent reserved on the base cash rent for the quarterly period divided by the base cash rent. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Property Cost Leakage is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the base cash rent recognized for the quarterly period. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $400 million aggregate principal amount of 4.000% notes due 2029, and the $500 million aggregate principal amount of 3.400% notes due 2030. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of any securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Certain information contained herein is preliminary and subject to change and may be superseded in its entirety by further updated materials. We do not make any representation as to the accuracy or completeness of the information contained herein. Certain data set forth herein has been obtained from third parties, the accuracy of which we have not independently verified. This information is not intended to provide and should not be relied upon for accounting, legal or tax advice or investment recommendations. You should consult your own counsel, tax, accountant, regulatory and other advisors as to such matters. This presentational report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this presentational report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; the impact on Spirit’s business and those of its tenants from epidemics, pandemics or other outbreaks of illness, disease or virus (such as the strain of coronavirus known as COVID-19); and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentational report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.